EXHIBIT 16



                               JOHN P. SEMMENS CPA
                           A PROFESSIONAL CORPORATION
             30448 Rancho Viejo Road, San Juan Capistrano, CA 92675
        Tel: (949(496-8800 Fax: (949) 443-0642 e-mail: taxman@semmens.com




September 26, 2002


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read paragraphs (a)(1) through (a)(v) of Item 4 included in the Form 8-K dated September 26, 2002 of EarthNetMedia, Inc., to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.


Very truly yours,



/s/  JOHN SEMMENS CPA
__________________________
John P. Semmens CPA,



cc:      Thomas P. Carson - CFO
         EarthNetMedia, Inc.